As filed with the Securities and Exchange Commission on December 2, 1998
                                        Registration No. 333-
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                    HOMESTAKE MINING COMPANY
     (Exact Name of Registrant as Specified in Its Charter)
             DELAWARE                           94-2934609
         (State or Other                     (I.R.S. Employer
         Jurisdiction of                    Identification No.)
         Incorporation or
          Organization)
                      650 CALIFORNIA STREET
              SAN FRANCISCO, CALIFORNIA  94108-2788
                         (415) 981-8150
  (Address, Including Zip Code, and Telephone Number, Including
     Area Code, of Registrant's Principal Executive Offices)

         1998 OUTSIDE DIRECTORS' STOCK COMPENSATION PLAN
                    (Full Title of the Plan)

                           WAYNE KIRK
     VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                    HOMESTAKE MINING COMPANY
                      650 CALIFORNIA STREET
                SAN FRANCISCO, CALIFORNIA  94108
                         (415) 981-8150
    (Name, Address, Including Zip Code, and Telephone Number,
           Including Area Code, of Agent For Service)

                           COPIES TO:
                       MICHELLE L. JOHNSON
                    THELEN REID & PRIEST LLP
               TWO EMBARCADERO CENTER, 21ST FLOOR
                  SAN FRANCISCO, CA  94111-3995

                      CALCULATION OF REGISTRATION FEE
                                     Proposed     Proposed
      Title Of                        Maximum      Maximum
     Securities          Amount      Offering     Aggregate    Amount Of
        To Be             To Be      Price Per    Offering    Registration
   Registered(1)      Registered(2)   Share(3)    Price(3)        Fee

 Common Stock, $1.00     250,000      $11.00    $2,750,000.00   $765.00
      par value

(1) Each share of Common Stock includes one Right to be issued in certain circumstances pursuant to the Rights Agreement between Homestake and BankBoston, N.A., as Rights Agent. Also registered hereby are such additional and indeterminable number of shares as may become issuable due to adjustments for changes resulting from stock splits, stock dividends and similar events.
(2) Based on the estimated maximum amount of Common Stock to be offered under the 1998 Outside Directors' Stock Compensation Plan.
(3) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act. The above calculation is based on the average of the reported high and low prices of the Common Stock on The New York Stock Exchange on December 1, 1998.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be or have been given without charge to participants in the 1998 Outside Directors' Stock Compensation
Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not submitted to the Securities and Exchange Commission (the "Commission") herewith in accordance with the Note to Part I of Form S-8, but such documents (together with the documents incorporated by reference herein pursuant to
Item 3 of Part II, below) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Homestake Mining Company will provide participants without charge, upon written or oral request, any of the documents incorporated by reference herein pursuant to Item 3 of Part II below.

ITEM 1.   PLAN INFORMATION

     See above.  To obtain additional information about the 1998
Outside Directors' Stock Compensation Plan and its administrators, participants may contact Homestake Mining
Company, Attn.:  Corporate Secretary, 650 California Street, San
Francisco, California 94108-2788; telephone number (415) 981-
8150.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     See above.
                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Homestake Mining Company (the "Company") are incorporated by reference in this registration statement:

     (a) The Company's annual report on Form 10-K for the year ended December 31, 1997, filed March 30, 1998, pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b)  Quarterly Reports on Form 10-Q for the quarter ended
March 31, 1998, filed April 28, 1998, for the quarter ended June
30, 1998, filed August 14, 1998, and for the quarter ended
September 30, 1998, filed November 13, 1998;

    (c)  Current Reports on Form 8-K dated January 27,
1998, filed January 27, 1998; February 9, 1998, filed
February 9, 1998; February 24, 1998, filed February 26,
1998; May 7,

1998, filed May 12, 1998; June 5, 1998, filed June 8, 1998;
June 22, 1998, filed June 22, 1998; and October 2, 1998, filed
October 2, 1998; and

     (d) The description of the Homestake Common Stock and Homestake Rights contained in Homestake's Registration Statement on Form S-4 (No. 33-62667) filed on October 19, 1995, and the description of Amendment No. 1 on the Homestake Rights Agreement, filed on Form 8-A/A filed on October 16, 1997, including any amendment or report filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing (except that no document shall be deemed to be incorporated by reference herein if such document is filed after the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters securities then remaining unsold).

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article XVII of the Company's Restated Certificate of Incorporation contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), limiting the personal monetary liability of directors for breach of fiduciary duties as a director. Delaware Law provides that such a provision does not eliminate or limit liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Law, (iii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the Delaware Law permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which an officer, director, employee or agent is a party by reason of the fact that he is or was such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in connection with acts by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against and liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the registrant would have the power to indemnify such persons against such liabilities under the provisions of such section. The Company has purchased such insurance. Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnifications or advancement of expenses may be entitled under any by-laws, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action I another capacity while holding such office.

     Article XIV, Section 8, of the Bylaws of the Company, provides that the Company must indemnify directors and officers to the fullest extent permitted by Delaware Law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     Number    Exhibit

      4.1 Indenture, dated as of January 23, 1993 between Homestake, Issuer and The Chase Manhattan Bank, N.A., Trustee, with respect to U.S. $150,000,000 principal amount of 5 1/2% Convertible Subordinated Notes due January 23, 2000 (incorporated by reference to Exhibit 4.2 to Homestake's Periodic Report on Form 8-K, dated as of June 23, 1993, filed June 29, 1993 (File No. 001-08736)).

      4.2      Rights Agreement dated October 16, 1987
               (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A/A dated October 16, 1987).

      5        Opinion of Thelen Reid & Priest LLP, dated
               December 1, 1998.

      23.1     Consent of Thelen Reid & Priest LLP (included in
               Exhibit 5 to this Registration Statement).

      23.2     Consent of PricewaterhouseCoopers LLP, formerly
               Coopers & Lybrand L.L.P., independent accountants, dated December 1, 1998.

      24 Powers of Attorney (included on the signature pages to this Registration Statement).

ITEM 9.        UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)    To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)  To include any material information
          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 1st day of December, 1998.

                              Homestake Mining Company,
                              a Delaware corporation


                              By:     /s/ WAYNE KIRK
                                 Wayne Kirk
                                 Vice President, General Counsel
                                 and Corporate Secretary


                        POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Gene E. Elam, Wayne Kirk and Jack E. Thompson, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this registration statement as the aforesaid attorney-in-fact deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Date: December 1, 1998        /s/ JACK E. THOMPSON
                           Jack E. Thompson
                           Chairman, President and Chief
                           Executive Officer
                           (Principal Executive Officer)


Date: December 1, 1998        /s/ GENE G. ELAM
                           Gene G. Elam
                           Vice President, Finance and Chief
                           Financial Officer
                           (Principal Financial Officer)

Date: December 1, 1998        /s/ DAVID W. PEAT
                           David W. Peat
                           Vice President and Controller
                           (Principal Accounting Officer)



Date: December 1, 1998        /s/ GERHARD AMMANN
                           Gerhard Ammann
                           Director



Date: December 1, 1998        /s/ M. NORMAN ANDERSON
                           M. Norman Anderson
                           Director



Date: December 1, 1998        /s/ RICHARD R. BURT
                           Richard R. Burt
                           Director



Date: December 1, 1998        /s/ ROBERT H. CLARK
                           Robert H. Clark
                           Director



Date: December 1, 1998        /s/ G. ROBERT DURHAM
                           G. Robert Durham
                           Director



Date: December 1, 1998        /s/ DOUGLAS W. FUERSTENAU
                           Douglas W. Fuerstenau
                           Director

Date: December 1, 1998        /s/ PAUL MCCLINTOCK
                           Paul McClintock
                           Director



Date: December 1, 1998        /s/ JOHN NEERHOUT, JR.
                           John Neerhout, Jr.
                           Director



Date: December 1, 1998        /s/ PETER J. NEFF
                           Peter J. Neff
                           Director



Date: December 1, 1998        /s/ STUART T. PEELER
                           Stuart T. Peeler
                           Director



Date: December 1, 1998        /s/ CAROL A. RAE
                           Carol A. Rae
                           Director



Date: December 1, 1998        /s/ JEFFREY L. ZELMS
                           Jeffrey L. Zelms
                           Director

                          EXHIBIT INDEX


     Number    Exhibit

      4.1 Indenture, dated as of January 23, 1993 between Homestake, Issuer and The Chase Manhattan Bank, N.A., Trustee, with respect to U.S. $150,000,000 principal amount of 5 1/2% Convertible Subordinated Notes due January 23, 2000 (incorporated by reference to Exhibit 4.2 to Homestake's Periodic Report on Form 8-K, dated as of June 23, 1993, filed June 29, 1993 (File No. 001-08736)).

      4.2      Rights Agreement dated October 16, 1987
               (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A/A dated October 16, 1987).

      5        Opinion of Thelen Reid & Priest LLP, dated
               December 1, 1998.

      23.1     Consent of Thelen Reid & Priest LLP (included in
               Exhibit 5 to this Registration Statement).

      23.2     Consent of PricewaterhouseCoopers LLP, formerly
               Coopers & Lybrand L.L.P., independent accountants, dated December 1, 1998.

      24 Powers of Attorney (included on the signature pages to this Registration Statement).